UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 20, 2008
BIOHEART, INC.
(Exact name of registrant as specified in its charter)
Florida
(State or other jurisdiction of
incorporation)

1-33718	65-0945967

(Commission File Number)	(IRS Employer Identification No.)
13794 NW 4th Street, Suite 212
Sunrise, Florida 33325
(Address of principal executive offices, including zip code)
(954) 835-1500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     On August 20, 2008, we borrowed $1 million from Rogers Telecommunications Limited pursuant to the terms of an unsecured Promissory Note and Agreement (the “Loan”). Outstanding principal and interest on the Loan, which accrues at the rate of 13.5% per annum, is payable in one balloon payment upon the later of three months or our repayment of our $5.0 million loan from BlueCrest which is scheduled to mature in May 2010. At our election, we may make quarterly interest payments on the Loan in shares of our common stock. In addition, in the event we complete a private placement of our common stock and/or securities exercisable for or convertible into our common stock which generates at least $19 million of gross proceeds, we may prepay, without penalty, all outstanding principal and interest due under the Loan using the same type of securities issued in the subject private placement. The Loan will be used for our ongoing clinical and business operations, as we continue to actively pursue additional capital. If we continue to defer approximately $1.0 million of payables and continue to defer our payment of $3.0 million to Cell Transplants International, we project that our existing cash resources, including the proceeds of the Loan, will be sufficient to finance our operations through September 2008. For a full discussion of our liquidity and cash resources and the risks relating thereto, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in our Annual Report on Form 10-K, as amended by Amendment No. 1 on Form 10-K/A, for the year ended December 31, 2007 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008 and June 30, 2008.
     On August 21, 2008, we issued a press release announcing the matter discussed above. A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Forward-Looking Statements:
Except for historical matters contained herein, statements made in this Form 8-K are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Without limiting the generality of the foregoing, words such as “may”, “will”, “to”, “plan”, “expect”, “believe”, “anticipate”, “intend”, “could”, “would”, “estimate”, or “continue” or the negative other variations thereof or comparable terminology are intended to identify forward-looking statements.
Investors and others are cautioned that a variety of factors, including certain risks, may affect our business and cause actual results to differ materially from those set forth in the forward-looking statements. These risk factors include, without limitation, (i) our ability to secure additional financing; (ii) the timely success and completion of our clinical trials; (iii) the occurrence of any unacceptable side effects during or after preclinical and clinical testing of our product candidates; (iv) regulatory approval of our product candidates; (v) our dependence on the success of our lead product candidate; (vi) our inability to predict the extent of our future losses or if or when we will become profitable; (vii) our ability to protect our intellectual property rights; and (viii) intense competition. We are also subject to the risks and uncertainties described in our filings with the Securities and Exchange Commission, including the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2007, as amended by Amendment No. 1 on Form 10-K/A and our Quarterly Reports on
Form 10-Q for the quarters ended March 31, 2008 and June 30, 2008.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits
99.1	Press Release dated August 21, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 22, 2008

BIOHEART, INC.
By:	/s/ William H. Kline
William H. Kline
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Description

99.1	Press Release dated August 21, 2008